Exhibit 10.1

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (this “Agreement”) is entered into as of August 13, 2026 (the “Effective Date”), by and among Positron Corporation, a Texas corporation (the “Borrower” or the “Company”) and George Ortiz and/or [his/her] successors and assigns (the “Lender”).

Borrower and Lender are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Borrower is a Texas corporation engaged in the development and commercialization of advanced medical imaging systems, including a PET-CT platform.

WHEREAS, Borrower desires to obtain a line of credit from the Lender in the principal amount of Two Million Dollars ($2,000,000) for working capital, commercialization of the new PET-CT platform, customer installations, inventory, and strategic growth initiatives.

WHEREAS, Lender is willing to extend such line of credit to Borrower subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the United States of America.

“Default” shall mean an Event of Default as set forth in Article VI of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of Two Million Dollars ($2,000,000).

3784 COMMERCE COURT	NORTH TONAWANDA, NY 14120	PHONE: 317.576.0183	WWW.POSITRON.COM

“Line of Credit Documents” shall refer to this Agreement, the Note, and any other documents, instruments, or agreements executed and delivered in connection herewith.

“Material Adverse Event” shall mean any event, occurrence, or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, operations, properties, or financial condition of the Borrower, (b) the ability of the Borrower to perform its obligations under any Line of Credit Document, or (c) the validity or enforceability of any Line of Credit Document.

“Maturity Date” shall mean August 13, 2028, being twenty-four (24) months from the Effective Date, unless extended in accordance with Section 2.5 hereof.

“Note” shall mean the Promissory Note executed by Borrower in favor of Lender evidencing the Line of Credit, substantially in the form attached hereto as Exhibit A.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, joint venture, Governmental Authority, or any other entity of whatever nature.

ARTICLE II

AMOUNT AND TERMS

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower a line of credit in the maximum aggregate principal amount of Two Million Dollars ($2,000,000) (the “Line of Credit”). Borrower may draw funds at its discretion; provided, however, that aggregate advances shall not exceed Five Hundred Thousand Dollars ($500,000) during any single calendar quarter. Interest shall accrue only on amounts actually advanced to Borrower. Amounts repaid by Borrower may be reborrowed during the term of this Agreement, subject to the foregoing quarterly limitation and the maximum aggregate principal amount.

2.2 Interest. The outstanding principal balance of the Line of Credit shall bear interest at a fixed rate of twelve percent (12%) per annum. Interest shall be payable quarterly in arrears on the last Business Day of each calendar quarter. During the first twelve (12) months following the Effective Date, only interest payments shall be due and payable (the “Interest-Only Period”). During the second twelve (12) months following the Effective Date, principal shall be payable in addition to interest, or may be prepaid at any time without penalty in accordance with Section 2.4.

2.3 Borrowing Notice. Borrower shall provide Lender with written notice of each requested advance at least fourteen (14) days prior to the requested funding date (a “Borrowing Notice”). Each Borrowing Notice shall specify the amount of the requested advance and the requested funding date. Each advance shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) or such lesser amount as may remain available under the Line of Credit.

2.4 Prepayment. Borrower may prepay all or any portion of the outstanding principal balance of the Line of Credit at any time and from time to time without premium or penalty. Any prepayment shall be applied first to accrued and unpaid interest, and then to outstanding principal.

3784 COMMERCE COURT	NORTH TONAWANDA, NY 14120	PHONE: 317.576.0183	WWW.POSITRON.COM

2.5 Extension of Maturity Date. The Maturity Date may be extended upon mutual written agreement of the Parties, executed not less than thirty (30) days prior to the then-existing Maturity Date.

ARTICLE III

EQUITY PARTICIPATION

3.1 Warrants. In consideration of Lender’s commitment to provide the Line of Credit, Borrower shall issue to Lender warrants (the “Warrants”) to purchase Three Hundred Thousand (300,000) shares of the Company’s common stock at an exercise price of One Dollar Fifty Cents ($1.50) per share. The Warrants shall expire on December 31, 2030.

3.2 Issuance. The Warrants shall be issued upon execution of this Agreement and shall remain outstanding regardless of whether any advances are made under the Line of Credit, subject to Section 3.3 below.

3.3 Repricing Upon Default. In the event of a Default (as defined in Article VI) by Borrower in the payment of interest or principal when due hereunder, the exercise price of the Warrants shall be automatically repriced to One Dollar ($1.00) per share, effective as of the date of such Default. Such repricing shall not constitute a waiver of any other remedy available to Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the disclosure schedules of Borrower):

(a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms,

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except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(b) No Breach. The Borrower’s execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s Certificate of Formation; (b) any Contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial order against, or binding upon or applicable to Borrower or their assets.

(c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

(d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding other than a pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of Borrower, and there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of the Borrower, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

ARTICLE V

COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents.

5.2 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute a Default under this Agreement or a default under any of the Line of Credit Documents; and,

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(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower filed with the Securities and Exchange Commission prior to the date of this Agreement, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower.

5.3 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

5.4 Use of Proceeds. Borrower shall use the proceeds of the Line of Credit solely for working capital, commercialization of the new PET-CT platform, customer installations, inventory, and strategic growth initiatives.

5.5 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, (i) liquidate, dissolve or wind-up the business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

ARTICLE VI

DEFAULT; REMEDIES

6.1 Events of Default. Each of the following shall constitute an Event of Default hereunder:

(a) Borrower shall fail to pay any interest when due and such failure shall continue for a period of ten (10) Business Days after written notice thereof from Lender;

(b) Borrower shall fail to pay any principal when due;

(c) Any representation or warranty made by Borrower herein or in any Line of Credit Document shall prove to be false or misleading in any material respect when made;

(d) Borrower shall fail to observe or perform any other covenant or agreement contained herein or in any Line of Credit Document, and such failure shall continue unremedied for thirty (30) days after written notice thereof from Lender;

(e) Borrower shall (i) become insolvent, (ii) make a general assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, (iv) have an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days, or (v) have a receiver, trustee, or custodian appointed for a substantial portion of its assets; or

(f) A Material Adverse Event shall have occurred.

6.2 Acceleration. Upon the occurrence of an Event of Default, Lender may, at its option, declare the entire outstanding principal balance of the Line of Credit, together with all accrued and unpaid interest, immediately due and payable, without demand, presentment, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

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6.3 Remedies Cumulative. The remedies of Lender hereunder are cumulative and not exclusive of any other remedies provided by law or equity.

6.4 Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal balance shall bear interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, whichever is less.

6.5 Costs and Expenses. In the event of a Default, Borrower shall pay all reasonable costs and expenses incurred by Lender in enforcing its rights hereunder, including reasonable attorneys’ fees and court costs.

6.6 Warrant Repricing. Upon the occurrence of an Event of Default in the payment of interest or principal, the exercise price of the Warrants issued pursuant to Article III shall be automatically repriced to One Dollar ($1.00) per share in accordance with Section 3.3.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) when personally delivered, (b) upon receipt when sent by certified or registered mail, return receipt requested, postage prepaid, (c) one (1) Business Day after deposit with a nationally recognized overnight courier service, or (d) upon transmission when sent by electronic mail with confirmation of receipt, in each case addressed to the Parties at their respective addresses set forth above or at such other address as either Party may designate by notice to the other.

7.2 Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties. No waiver of any Default shall be deemed a waiver of any subsequent Default.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights hereunder without the consent of Borrower.

7.5 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.6 Entire Agreement. This Agreement, together with the other Line of Credit Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and

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supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof.

7.9 Further Assurances. Each Party agrees to execute and deliver such further instruments and documents and to take such further actions as may be reasonably required to carry out the purposes and intent of this Agreement.

7.10 Governing Law. This Agreement is governed by and shall be construed under the laws of the State of Texas, without giving effect to its conflict-of-laws principles.

7.11 Jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Texas for any action, suit, or proceeding arising out of or relating to this Agreement.

7.12 Expenses. Each Party shall bear its own costs and expenses incurred in connection with the negotiation, execution, and delivery of this Agreement and the other Line of Credit Documents, except as otherwise provided in Section 6.5.

7.13 Indemnification. Borrower shall indemnify and hold harmless Lender from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or relating to any breach by Borrower of this Agreement or any Line of Credit Document.

7.14 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein shall be construed as conferring any right on any other Person.

7.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.16 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.17 Survival. All representations, warranties, covenants, and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement and the making of any advance hereunder.

3784 COMMERCE COURT	NORTH TONAWANDA, NY 14120	PHONE: 317.576.0183	WWW.POSITRON.COM

7.18 Jury Waiver. EACH BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.19 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.20 Digital Signatures. This Agreement and all Line of Credit Documents may be executed by digital signatures and delivered electronically in PDF format, each of which shall be given the same legal weight as though they were ribbon original signatures.

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IN WITNESS WHEREOF, the Parties have executed this Line of Credit Agreement as of the date first written above.

BORROWER:

POSITRON CORPORATION

By:	/s/ Adel Abdullah By: Adel Abdullah Its: President

LENDER:

GEORGE ORTIZ

/s/ GEORGE ORTIZ

GEORGE ORTIZ

3784 COMMERCE COURT	NORTH TONAWANDA, NY 14120	PHONE: 317.576.0183	WWW.POSITRON.COM

EXHIBIT A

FORM OF PROMISSORY NOTE

[See attached]

3784 COMMERCE COURT	NORTH TONAWANDA, NY 14120	PHONE: 317.576.0183	WWW.POSITRON.COM